Exhibit 10.75
AMENDMENT TO
STOCK OPTION AGREEMENTS UNDER 2006 LTIP
     This Amendment, dated as of August ___, 2008, between ITC Holdings Corp. (the “Company”) and the undersigned (“Optionee”).
     WHEREAS, the Company and Optionee have entered into one or more Stock Option Agreements (the “Agreements”) to document option grant(s) made to Optionee under the Company’s 2006 Long Term Incentive Plan;
     WHEREAS, the Compensation Committee of the Company’s Board of Directors has authorized the Company to amend the Agreements on the terms set forth herein;
     WHEREAS, the Company and Optionee desire to amend the Agreements in accordance with Section 5.3 thereof;
     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Agreements and this Amendment, the parties hereby agree as follows:
     1. The preamble to Section 3.1(a) of the Agreements is amended and restated in its entirety as follows:
     (a) So long as the Optionee continues to be employed by the Company or any of its Subsidiaries, or in the event Optionee’s employment terminates due to Retirement, the Option shall become exercisable pursuant to the following schedule:
     2. Section 3.1(b) of the Agreements is amended and restated in its entirety as follows:
     (b) Notwithstanding the foregoing, the Option shall become immediately exercisable as to 100% of the shares of Common Stock subject to such Option (but only to the extent such Option has not otherwise terminated or become exercisable) (i) if the Optionee ceases to be employed due to Optionee’s death or Disability, or (ii) immediately prior to a Change in Control; provided, however, that this Section 3.1(b)(ii) is subject to the Committee’s rights, in the event of a Change in Control, to cash out the Option pursuant to Section 9.2(b) of the Plan. The Committee has irrevocably determined not to, and shall not (and shall not permit the Board to), exercise any right it may have under the Plan, including without limitation under such Section 9.2(c), to determine that the Option shall not become immediately exercisable upon a Change in Control.
     3. Paragraphs (a), (b) and (c) of Section 3.2 of the Agreements are amended and restated in their entirety as follows:

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     (a) If, prior to the date when the Option first becomes exercisable, Optionee’s employment terminates for any reason other than death, Disability or Retirement, Optionee’s right to exercise the Option shall terminate and all rights thereunder shall cease; or
     (b) If, on or after the date when the Option first becomes exercisable, Optionee’s employment terminates for any reason other than death, Disability or Retirement, Optionee shall have the right, within three months after termination of employment to exercise the Option to the extent that it was exercisable and unexercised on the date of Optionee’s termination of employment, subject to any other limitation on the exercise of the Option in effect on the date of exercise.
If Optionee’s employment terminates due to death, Disability or Retirement before the tenth anniversary of the Grant Date, Optionee or the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution shall have the right within the exercise period specified in this Agreement to exercise the Option, subject to any other limitation on exercise in effect on the date of exercise.
     4. A new Section 3.4 is hereby added to the Agreements, which shall read in its entirety as follows:
     3.4. Retirement. “Retirement” as used in this Agreement shall mean the termination of the Optionee’s employment, by the Company or by Optionee, on or after Optionee’s 65th birthday, other than due to death or Disability.
     5. The term “Agreement” as used in the Agreements shall be deemed to refer to such Agreement as amended through the date hereof, including without limitation this Amendment.
     6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

ITC HOLDINGS CORP.

By:
Name:
Title:

(signature)

(print Optionee name)

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